NEWS RELEASE

NOBLE ENERGY ANNOUNCES SECOND QUARTER 2017 RESULTS, INCLUDING STRONG EXECUTION AND STRATEGIC PORTFOLIO ACCOMPLISHMENTS

•
Delivered quarterly sales volumes of 408 MBoe/d, up 7 percent from the first quarter of 2017 and in the upper half of the Company’s increased guidance range when adjusted for the timing impact of the Marcellus sale closing.

•	Established a record for second quarter gross sales volumes in Israel at 962 MMcfe/d.

•	Increased U.S. onshore liquids volumes by 26 MBbl/d from the first quarter of 2017, or 21 percent, nearly half of which was oil.

•	Achieved record quarterly sales volumes in the Eagle Ford of 69 MBoe/d, up 60 percent from the prior quarter, driven by the development of the highly prolific South Gates Ranch area.

•
Increased Wells Ranch and East Pony volumes in the DJ Basin to 70 MBoe/d, a quarterly record and up 13 percent from the first quarter of 2017. This drove significant throughput outperformance by Noble Midstream Partners for the second quarter.

•	Reduced unit operating expenses 14 percent per BOE from the first quarter of 2017.

•	Completed the inaugural drop down transaction to Noble Midstream Partners for total consideration of $270 million.

•	Closed the acquisition of Clayton Williams Energy in late April, materially expanding the Company’s Delaware Basin position.

•	Accelerated value through an exit of the Company’s Marcellus assets.

HOUSTON (August 3, 2017) -- Noble Energy, Inc. (NYSE: NBL) (“Noble Energy” or “the Company”) today announced results for the second quarter of 2017, including a net loss attributable to Noble Energy of $1.5 billion, or $3.20 per diluted share, driven by the impact of the Marcellus upstream asset exit. The Company reported adjusted income(1) and adjusted income per share(1) attributable to Noble Energy for the quarter of $24 million, or $0.05 per diluted share, which excludes the impact of certain items typically not considered by analysts in formulating estimates. Adjusted EBITDAX(1) of $658 million offset organic capital expenditures for the quarter of $656 million, which was towards the lower end of the Company's guidance range.

David L. Stover, Noble Energy’s Chairman, President and CEO, commented, “During the second quarter, we again delivered industry-leading well results across our onshore basins, demonstrated continued strong performance at our high-quality offshore operations, and reported volumes and costs that were in-line with or better than our expectations. In addition, the completion of several transformative portfolio actions during the quarter reflect our continued focus on enhancing margins and corporate returns. The quality of our asset base, our superior execution capabilities, and our robust financial strength position us to create differential long-term value.”

Total Company sales volumes for the second quarter of 2017 were 408 thousand barrels of oil equivalent per day (MBoe/d). Adjusting for the early timing of the Marcellus divestiture closing (June 28), which resulted in lower volumes for the quarter on average by 3 MBoe/d, sales volumes were in the upper half of the Company’s increased guidance range. Crude oil and condensate sales volumes were 134 thousand barrels per day (MBbl/d). Natural gas liquids (NGLs) totaled 67 MBbl/d and natural gas contributed 1.2 billion cubic feet per day. U.S. onshore sales volumes averaged 269 MBoe/d and offshore sales volumes were 139 MBoe/d.

(1) A Non-GAAP measure, see attached Reconciliation Schedules

Approximately 76 percent of the Company’s organic capital expenditures were allocated to U.S. onshore plays and 22 percent was spent in Israel primarily for the development of Leviathan. The Company also consolidated $46 million of capital funded by Noble Midstream Partners LP (NYSE: NBLX) ("Noble Midstream Partners"), representing third-party customer system development costs in the DJ Basin and spending associated with the build-out of the first central gathering facility in the Delaware Basin.

U.S. onshore crude oil differentials were approximately $2 per barrel less than WTI, NGL pricing represented nearly 40 percent of WTI, and U.S. onshore natural gas pricing averaged equivalent to Henry Hub. Operating expenses for the second quarter, including lease operating expenses (LOE), production taxes, and gathering, transportation and processing expenses, were below expectations at $7.63 per barrel of oil equivalent (BOE), representing a decrease of approximately 14 percent from the first quarter of 2017. A major contributor to the lower operating expenses was the Company’s election to reduce workover activity, primarily on older vertical wells in the DJ Basin. Depreciation, depletion, and amortization was significantly below guidance at $13.56 per BOE, reflecting lower depletion from the Marcellus asset as it was classified as held for sale in April.

Adjustments to the second quarter net loss attributable to Noble Energy include the impact of the Marcellus upstream asset exit as well as closing costs related to the Clayton Williams Energy acquisition. The Company also had unrealized commodity derivative gains, resulting from the value change of existing crude oil and natural gas hedge positions.

The Company exited the quarter with over $4.5 billion in liquidity, including an undrawn $4 billion credit facility. Proceeds received from the Marcellus upstream asset exit and the Noble Midstream Partners drop down transaction were utilized for the cash component of the Clayton Williams Energy acquisition and the elimination of assumed debt from the transaction.

Robust U.S. Onshore Liquids Growth

Total sales volumes across the Company’s U.S. onshore assets were 269 MBoe/d (33 percent oil, 23 percent NGL, and 44 percent natural gas), including record quarterly oil and NGL production. U.S onshore oil volumes of 88 MBbl/d and NGL volumes of 61 MBbl/d, were up 16 and 30 percent, respectively, from the first quarter of 2017. The DJ Basin averaged 107 MBoe/d, the Eagle Ford averaged 69 MBoe/d, and the Delaware averaged 23 MBoe/d. Marcellus sales volumes were reported through closing of the sale on June 28, 2017 and averaged 393 million cubic feet of natural gas equivalent per day (MMcfe/d). Other U.S. onshore assets contributed the remaining 4 MBoe/d.

The Company initiated production on 6 operated wells during the second quarter in the Company’s legacy Delaware Basin acreage, including 5 Wolfcamp A wells and 1 Wolfcamp B well. Included in the wells is the Company’s first 10,000 foot lateral well, completed in the Wolfcamp A Upper zone with 3,000 pounds of proppant per lateral foot. Under managed flowback procedures, the well has averaged approximately 1,500 Boe/d over the first 60 days of production and is exhibiting flatter than expected decline. The remaining 4 Wolfcamp A wells, which also utilized 3,000 pounds of proppant per lateral foot, averaged an IP-30 of approximately 330 Boe/d per 1,000 lateral feet, materially above the Company’s 1.2 million barrels of oil equivalent (MMBoe) type curve (normalized to a 7,500 foot lateral). Also included in the wells is the Company’s first operated Wolfcamp A Lower well, which was simultaneously completed with a Wolfcamp A Upper well. The average oil mix of the wells is nearly 75 percent.

The Company also began production on its second operated well within the Wolfcamp B zone. The well was completed using 3,000 pounds of proppant per lateral foot and is significantly outperforming expectations after approximately 60 days on production.

The first Delaware central gathering facility, operated by Noble Midstream Partners, began operation at the end of July. In conjunction with the start-up, the Company is commencing production of the three-well Monroe pad with 10,000 foot laterals, including one well each targeting the Wolfcamp A Upper, Wolfcamp A Lower and the 3rd Bone Spring zones.

In the DJ Basin, horizontal volumes in the DJ Basin were up 7 percent from the first quarter to 96 MBoe/d, led by continued growth in Wells Ranch and East Pony. Oil as a mix of production in the DJ Basin grew to a record 53 percent. Vertical well production in the quarter of 11 MBoe/d was lower than originally projected and down 6 MBoe/d from the first quarter of 2017, primarily as a result of the Company’s election to defer workover activity and higher line pressure impacts on older vertical wells.

During the second quarter, 33 wells commenced production in the DJ Basin, including 11 in Wells Ranch and 22 in East Pony. In Wells Ranch, the 11 wells had an average lateral length of 10,500 feet and a proppant concentration of 1,800 pounds per lateral foot. The final seven wells of the 13 well Shadow A-26 pad commenced production in the quarter. The per-well production average for the pad is more than 1,100 Boe/d for 100 days, substantially above the Company’s 1.0 MMBoe type curve (9,500 foot lateral length).

Of the East Pony wells commencing production, 14 were enhanced completions averaging a proppant concentration of 1,900 pounds per lateral foot. Enhanced completions in the East Pony area continue to outperform the 570 thousand barrels of oil equivalent type curve (normalized to a 7,500 foot lateral length) by more than 75 percent. The remaining 8 wells that were turned into production during the quarter were located on federal acreage with an average 900 pounds of proppant per lateral foot. New wells in East Pony are delivering more than 80 percent oil production.

In the Eagle Ford, 14 Lower Eagle Ford wells in South Gates Ranch began production during the second quarter of 2017. This drove average Eagle Ford net production to 69 MBoe/d, representing a 60 percent increase from the first quarter average daily sales volume. South Gates Ranch wells turned online during the quarter are performing at expectations.

The Company maintained an average of eight operated rigs onshore during the second quarter (2 in the DJ, 1.5 in the Eagle Ford, and 4.5 in the Delaware), and as planned, is currently operating seven rigs (2 in the DJ and 5 in the Delaware).

Natural Gas Demand Driving Record 2Q Gross Sales Volumes in Israel
The Company averaged 275 MMcfe/d in sales volumes from its Israel assets within the second quarter, up slightly from the first quarter of 2017. Pricing remained stable, with a quarterly realization of $5.34 per thousand cubic feet of natural gas. Gross field sales of 962 MMcfe/d was a record second quarter period and reflected an increase of over 9 percent from the second quarter of 2016.

The Company continued to progress the Leviathan project within budget towards first gas by the end of 2019. Drilling of a Leviathan production well concluded in July. In conjunction with the recent Leviathan sanction, the Company booked initial proved reserves associated with the first phase of development of 550 MMBoe net, representing an increase of over 35 percent to total company reserves at the end of 2016.

Continued Reliable Performance from Other Global Offshore Assets
Sales volumes in the Gulf of Mexico were in-line with expectations at 27 MBoe/d, with 81 percent oil contribution, reflecting continued strong performance from the Company's Big Bend, Dantzler and Gunflint fields. Noble Energy received approval from the United States Coast Guard for the Neptune facility life extension, the first Gulf of Mexico spar life extension granted in the industry. The Neptune facility hosts production for the Company’s Swordfish field.

Sales volumes for West Africa were 66 MBoe/d (36 percent oil, 6 percent NGL, and 58 percent natural gas), consistent with produced volumes. In April, the Company executed a unitization agreement with the partners of Block D over the Alba Production Sharing Contract in Equatorial Guinea. Noble Energy’s working interest in the Alba field has been modified slightly from 35 percent to 33 percent going forward.

UPDATED GUIDANCE
Total sales volumes for the third quarter and fourth quarter of 2017 are currently expected to be 340 - 350 MBoe/d and 380 - 390 MBoe/d, respectively. Excluding approximately 75 MBoe/d of full year 2017 volumes related to the Marcellus and other asset divestments, the Company’s original annual volume guidance was 340 - 350 MBoe/d. When considering the impact of these divestments, the Company is in-line with the midpoint or upper half of its full year 2017 guidance ranges for U.S. onshore oil, total oil and total volumes.

U.S. onshore volumes reflect outperformance from enhanced completions offsetting the impact of reduced vertical production in the DJ Basin. Offshore, Gulf of Mexico and Israel outperformance offsets lower volumes in West Africa. Volumes from West Africa will be significantly impacted in the third quarter as a result of the absence of any Alba field liftings in the period.

For the full year 2017, Noble Energy expects organic capital expenditures to be towards the upper end of the Company’s $2.3 billion to $2.6 billion guided range, due to accelerated spending for both Leviathan and central gathering facilities in the Delaware Basin.

Additional details for the second quarter results and updated guidance can be found in the quarterly supplement on the Company’s website, www.nblenergy.com.

(1)A Non-GAAP measure, see attached Reconciliation Schedules

WEBCAST AND CONFERENCE CALL INFORMATION
Noble Energy, Inc. will host a live audio webcast and conference call at 11:00 a.m. Central Time today, August 3, 2017. The webcast link is accessible on the ‘Investors’ page at www.nblenergy.com. A replay will be available on the website. Conference call numbers for participation during the question and answer session are:

Toll free Dial in: 888-539-3613
Int’l Toll call: 719-325-2291
Conference ID: 1516342

Noble Energy (NYSE: NBL) is an independent oil and natural gas exploration and production company with a diversified high-quality portfolio of both U.S. unconventional and global offshore conventional assets spanning three continents. Founded more than 80 years ago, the company is committed to safely and responsibly delivering our purpose: Energizing the World, Bettering People’s Lives®. For more information, visit www.nblenergy.com.

Investor Contacts
Brad Whitmarsh
(281) 943-1670
Brad.Whitmarsh@nblenergy.com

Megan Repine
(832) 639-7380
Megan.Repine@nblenergy.com

Megan Dolezal
(281) 943-1861
Megan.Dolezal@nblenergy.com

Media Contacts
Reba Reid
(713) 412-8441
media@nblenergy.com

Paula Beasley
(281) 876-6133
media@nblenergy.com

This news release contains certain "forward-looking statements" within the meaning of federal securities laws. Words such as "anticipates", "believes," "expects", "intends", "will", "should", "may", and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect Noble Energy's current views about future events. Such forward-looking statements may include, but are not limited to, future financial and operating results, and other statements that are not historical facts, including estimates of oil and natural gas reserves and resources, estimates of future production, assumptions regarding future oil and natural gas pricing, planned drilling activity, future results of operations, projected cash flow and liquidity, business strategy and other plans and objectives for future operations.  No assurances can be given that the forward-looking statements contained in this news release will occur as projected and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, without limitation, the volatility in commodity prices for crude oil and natural gas, the presence or recoverability of estimated reserves, the ability to replace reserves, environmental risks, drilling and operating risks, exploration and development risks, competition, government regulation or other actions, the ability of management to execute its plans to meet its goals and other risks inherent in Noble Energy's businesses that are discussed in Noble Energy's most recent annual reports on Form 10-K, respectively, and in other Noble Energy reports on file with the Securities and Exchange Commission (the "SEC"). These reports are also available from the sources described above. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Noble Energy does not assume any obligation to update any forward-looking statements should circumstances or management’s estimates or opinions change.

The SEC requires oil and gas companies, in their filings with the SEC, to disclose proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. The SEC permits the optional disclosure of probable and possible reserves, however, we have not disclosed our probable and possible reserves in our filings with the SEC. We use certain terms in this news release, such as “type curve”, “MBoe type curve”, or “MMBoe type curve”, which are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of being actually realized. The SEC guidelines strictly prohibit us from including these estimates in filings with the SEC. Investors are urged to consider closely the disclosures and risk factors in our most recent Form 10-K and in other reports on file with the SEC, available from Noble Energy’s offices or website, http://www.nblenergy.com.

This news release also contains certain historical non-GAAP measures of financial performance that management believes are good tools for internal use and the investment community in evaluating Noble Energy’s overall financial performance. These non-GAAP measures are broadly used to value and compare companies in the crude oil and natural gas industry. Please see the Noble Energy’s respective earnings release for reconciliations of the differences between any historical non-GAAP measures used in this news release and the most directly comparable GAAP financial measures.

Schedule 1
Noble Energy, Inc.
Summary Statement of Operations
(in millions, except per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues
Crude Oil and Condensate	$557	$465	$1,084	$829
Natural Gas Liquids	108	76	213	130
Natural Gas	352	282	714	569
Income from Equity Method Investees and Other	42	24	84	43
Total Revenues	1,059	847	2,095	1,571
Operating Expenses
Lease Operating Expense	124	119	263	281
Production and Ad Valorem Taxes	38	40	83	43
Gathering, Transportation and Processing Expense (1)	121	121	240	232
Marketing Expense	14	9	33	27
Exploration Expense	30	89	72	252
Depreciation, Depletion and Amortization	503	622	1,031	1,239
General and Administrative	103	107	202	198
Loss on Marcellus Shale Upstream Divestiture	2,322	—	2,322	—
Other Operating Expense, Net	104	2	114	(17)
Total Operating Expenses	3,359	1,109	4,360	2,255
Operating Loss	(2,300)	(262)	(2,265)	(684)
Other (Income) Expense
(Gain) Loss on Commodity Derivative Instruments	(57)	151	(167)	107
Interest, Net of Amount Capitalized	96	78	183	157
Other Non-Operating (Income) Expense, Net	(5)	7	(6)	3
Total Other Expense	34	236	10	267
Loss Before Income Taxes	(2,334)	(498)	(2,275)	(951)
Income Tax Benefit	(836)	(183)	(824)	(349)
Net Loss Including Noncontrolling Interests	(1,498)	(315)	(1,451)	(602)
Less: Net Income Attributable to Noncontrolling Interests (2)	14	—	25	—
Net Loss Attributable to Noble Energy	$(1,512)	$(315)	$(1,476)	$(602)

Net Loss Attributable to Noble Energy Per Share of Common Stock
Loss Per Share, Basic and Diluted	$(3.20)	$(0.73)	$(3.27)	$(1.40)

Weighted Average Number of Shares Outstanding
Basic and Diluted	472	430	452	429
(1) Certain of our processing expense was historically presented as a component of other operating expense, net, in our consolidated statements of operations. Beginning in 2017, we have changed our presentation to reflect processing expense as a component of production expense. These costs are now included within gathering, transportation and processing expense. For the three and six months ended June 30, 2017, these costs totaled $2 million and $5 million respectively. For the three and six months ended June 30, 2016, these costs totaled $6 million and $10 million respectively, and have been reclassified from marketing expense to conform to the current presentation.
(2) The Company consolidates Noble Midstream Partners LP (NBLX), a publicly traded subsidiary of Noble Energy, as a variable interest entity for financial reporting purposes. The public's ownership interest in NBLX is reflected as a noncontrolling interest in the financial statements.

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in Noble Energy's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on August 3, 2017.

Schedule 2
Noble Energy, Inc.
Condensed Balance Sheets
(in millions, unaudited)

	June 30, 2017	December 31, 2016
ASSETS
Current Assets
Cash and Cash Equivalents	$540	$1,180
Accounts Receivable, Net	699	615
Other Current Assets	338	160
Total Current Assets	1,577	1,955
Net Property, Plant and Equipment	18,276	18,548
Goodwill	1,289	—
Other Noncurrent Assets	432	508
Total Assets	$21,574	$21,011
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts Payable - Trade	$1,086	$736
Other Current Liabilities	509	742
Total Current Liabilities	1,595	1,478
Long-Term Debt	7,133	7,011
Deferred Income Taxes	1,469	1,819
Other Noncurrent Liabilities	1,279	1,103
Total Liabilities	11,476	11,411
Total Shareholders' Equity	9,635	9,288
Noncontrolling Interests (1)	463	312
Total Equity	10,098	9,600
Total Liabilities and Equity	$21,574	$21,011
(1) The Company consolidates Noble Midstream Partners LP (NBLX), a publicly traded subsidiary of Noble Energy, as a variable interest entity for financial reporting purposes. The public's ownership interest in NBLX is reflected as a noncontrolling interest in the financial statements.

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in Noble Energy's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on August 3, 2017.

Schedule 3
Noble Energy, Inc.
Condensed Statement of Cash Flows
(in millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Cash Flows From Operating Activities
Net Loss Including Noncontrolling Interests (1)	$(1,498)	$(315)	$(1,451)	$(602)
Adjustments to Reconcile Net Loss to Net Cash Provided by Operating Activities
Depreciation, Depletion and Amortization	503	622	1,031	1,239
Loss on Marcellus Shale Upstream Divestiture	2,322	—	2,322	—
Deferred Income Tax Benefit	(873)	(228)	(873)	(414)
Dry Hole Cost	—	27	—	114
Gain on Extinguishment of Debt	—	—	—	(80)
(Gain) Loss on Commodity Derivative Instruments	(57)	151	(167)	107
Net Cash Received in Settlement of Commodity Derivative Instruments	11	144	14	322
Stock Based Compensation	53	20	67	40
Other Adjustments for Noncash Items Included in Income	27	13	33	95
Net Changes in Working Capital	(147)	(245)	(99)	(381)
Net Cash Provided by Operating Activities	341	189	877	440
Cash Flows From Investing Activities
Additions to Property, Plant and Equipment	(628)	(316)	(1,215)	(812)
Clayton Williams Energy Acquisition	(616)	—	(616)	—
Additions to Equity Method Investments	(68)	—	(68)	(6)
Proceeds from Marcellus Shale Upstream Divestiture	1,028	—	1,028	—
Other Acquisitions	(5)	—	(321)	—
Proceeds from Divestitures and Other	61	529	101	767
Net Cash Used in Investing Activities	(228)	213	(1,091)	(51)
Cash Flows From Financing Activities
Dividends Paid, Common Stock	(48)	(45)	(92)	(86)
Proceeds from Noble Midstream Services Revolving Credit Facility	195	—	195	—
Repayment of Noble Midstream Services Revolving Credit Facility	(5)	—	(5)	—
Issuance of Noble Midstream Partners Common Units, Net of Offering Costs	138	—	138	—
Proceeds from Revolving Credit Facility	1,310	—	1,310	—
Repayment of Revolving Credit Facility	(1,310)	—	(1,310)	—
Repayment of Clayton Williams Energy Long-term Debt	(595)	—	(595)	—
Proceeds from Long-Term Debt, Net	—	—	—	17
Other	(45)	(10)	(67)	(48)
Net Cash Used in Financing Activities	(360)	(55)	(426)	(117)
(Decrease) Increase in Cash and Cash Equivalents	(247)	347	(640)	272
Cash and Cash Equivalents at Beginning of Period	787	953	1,180	1,028
Cash and Cash Equivalents at End of Period	$540	$1,300	$540	$1,300
(1) The Company consolidates Noble Midstream Partners LP (NBLX), a publicly traded subsidiary of Noble Energy, as a variable interest entity for financial reporting purposes. For the three and six months ended June 30, 2017, Net Loss includes Net Income Attributable to Noncontrolling Interests in NBLX.

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in Noble Energy's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on August 3, 2017.

Schedule 4
Noble Energy, Inc.
Volume and Price Statistics
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Sales Volumes	2017	2016	2017	2016
Crude Oil and Condensate (MBbl/d)
United States Onshore	88	73	82	75
United States Gulf of Mexico	22	23	23	24
Equatorial Guinea	22	27	20	27
Equity Method Investee - Equatorial Guinea	2	1	2	1
Total	134	124	127	127
Natural Gas Liquids (MBbl/d)
United States Onshore	61	58	54	54
United States Gulf of Mexico	2	1	2	2
Equity Method Investee - Equatorial Guinea	4	5	5	4
Total	67	64	61	60
Natural Gas (MMcf/d)
United States Onshore	720	907	713	900
United States Gulf of Mexico	16	17	20	17
Israel	272	276	272	271
Equatorial Guinea	231	233	237	214
Total	1,239	1,433	1,242	1,402
Total Sales Volumes (MBoe/d)
United States Onshore	269	282	255	280
United States Gulf of Mexico	27	27	28	28
Israel	46	46	46	45
Equatorial Guinea	60	66	59	63
Equity Method Investee - Equatorial Guinea	6	6	7	6
Total Sales Volumes (MBoe/d)	408	427	395	422

Total Sales Volumes (MBoe)	37,103	38,867	71,470	76,721

Price Statistics - Realized Prices(1)
Crude Oil and Condensate ($/Bbl)
United States Onshore	$45.63	$40.06	$47.13	$35.02
United States Gulf of Mexico	46.34	42.51	47.96	35.86
Equatorial Guinea	49.53	44.55	51.28	39.53
Natural Gas Liquids ($/Bbl)
United States Onshore	$18.77	$14.02	$20.96	$12.66
United States Gulf of Mexico	19.99	17.18	23.78	15.06
Natural Gas ($/Mcf)
United States Onshore	$3.19	$1.75	$3.32	$1.82
United States Gulf of Mexico	3.86	1.83	3.44	2.11
Israel	5.34	5.15	5.33	5.17
Equatorial Guinea	0.27	0.27	0.27	0.27
(1) Average realized prices do not include gains or losses on commodity derivative instruments.

Schedule 5
Noble Energy, Inc.
Reconciliation of Net Loss Attributable to Noble Energy and Per Share (GAAP) to
Adjusted Income (Loss) Attributable to Noble Energy and Per Share (Non-GAAP)
(in millions, except per share amounts, unaudited)

Adjusted income (loss) attributable to Noble Energy and per share (Non-GAAP) should not be considered an alternative to, or more meaningful than, net loss attributable to Noble Energy and per share (GAAP) or any other measure as reported in accordance with GAAP. Our management believes, and certain investors may find, that adjusted income (loss) attributable to Noble Energy and per share is beneficial in evaluating our operating and financial performance because it eliminates the impact of certain noncash and/or nonrecurring items that management does not consider to be indicative of our performance from period to period. We believe this Non-GAAP measure is used by analysts and investors to evaluate and compare our operating and financial performance across periods. As a performance measure, adjusted income (loss) attributable to Noble Energy and per share may be useful for comparison of earnings and per share to forecasts prepared by analysts and other third parties. However, our presentation of adjusted income (loss) attributable to Noble Energy and per share, may not be comparable to similar measures of other companies in our industry.

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net Loss Attributable to Noble Energy (GAAP)	$(1,512)	$(315)	$(1,476)	$(602)
Adjustments to Net Loss
Loss on Marcellus Shale Upstream Divestiture	2,322	—	2,322	—
(Gain) Loss on Commodity Derivative Instruments, Net of Cash Settlements	(46)	295	(153)	429
Clayton Williams Energy Acquisition Expenses	90	—	94	—
Other Adjustments (1)	11	38	27	15
Total Adjustments Before Tax	2,377	333	2,290	444
Current Income Tax Effect of Adjustments (2)	3	(13)	1	—
Deferred Income Tax Effect of Adjustments (2)	(844)	(108)	(814)	(173)
Adjustments to Net Loss, After Tax	$1,536	$212	$1,477	$271
Adjusted Income (Loss) Attributable to Noble Energy (Non-GAAP)	$24	$(103)	$1	$(331)

Net Loss Attributable to Noble Energy Per Share, Basic and Diluted (GAAP)	$(3.20)	$(0.73)	$(3.27)	$(1.40)
Loss on Marcellus Shale Upstream Divestiture	4.90	—	5.11	—
(Gain) Loss on Commodity Derivative Instruments, Net of Cash Settlements	(0.10)	0.69	(0.34)	1.00
Clayton Williams Energy Acquisition Expenses	0.19	—	0.21	—
Other Adjustments (1)	0.04	0.08	0.09	0.03
Current Income Tax Effect of Adjustments (2)	0.01	(0.03)	—	—
Deferred Income Tax Effect of Adjustments (2)	(1.79)	(0.25)	(1.80)	(0.40)
Adjusted Income (Loss) Attributable to Noble Energy Per Share, Diluted (Non-GAAP) (3)	$0.05	$(0.24)	$—	$(0.77)

Weighted Average Number of Shares Outstanding, Basic	472	430	452	429
Incremental Dilutive Shares	2	—	2	—
Weighted Average Number of Shares Outstanding, Diluted	474	430	454	429
(1) Amounts for the three and six months ended June 30, 2017 primarily relate to a non-cash legal accrual in second quarter 2017 and impairment of certain leases in Gulf of Mexico recorded in first half of 2017. Amounts for the three and six months ended June 30, 2016 primarily relate to the expiration of a license in Eastern Mediterranean and a loss on divestiture, partially offset by an adjustment to the Rosetta purchase price allocation in second quarter 2016, as well as a gain on debt extinguishment recorded in first half of 2016.
(2) Amount represents the income tax effect of adjustments, determined for each major tax jurisdiction for each adjusting item, including the impact of timing and magnitude of divestiture activities and the change in the indefinite reinvestment assertion related to accumulated undistributed earnings of foreign subsidiaries.
(3) In periods where adjusted income attributable to Noble Energy (Non-GAAP) is presented, dilutive earnings per share is computed by using the adjusted income attributable to Noble Energy (Non- GAAP) divided by the weighted average number of shares outstanding, diluted.

Schedule 6
Noble Energy, Inc.
Reconciliation of Net Loss Attributable to Noble Energy (GAAP) to Adjusted Income (Loss) Attributable to Noble Energy (Non-GAAP) and Adjusted EBITDAX (Non-GAAP)
(in millions, unaudited)

Adjusted Earnings Before Interest Expense, Income Taxes, Depreciation, Depletion and Amortization, and Exploration Expenses (Adjusted EBITDAX) (Non-GAAP) should not be considered an alternative to, or more meaningful than, net loss attributable to Noble Energy (GAAP) or any other measure as reported in accordance with GAAP. Our management believes, and certain investors may find, that Adjusted EBITDAX is beneficial in evaluating our operating and financial performance because it eliminates the impact of certain noncash and/or nonrecurring items that management does not consider to be indicative of our performance from period to period. We believe these Non-GAAP measures are used by analysts and investors to evaluate and compare our operating and financial performance across periods. As a performance measure, Adjusted EBITDAX may be useful for comparison to forecasts prepared by analysts and other third parties. However, our presentation of Adjusted EBITDAX may not be comparable to similar measures of other companies in our industry.

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net Loss Attributable to Noble Energy (GAAP)	$(1,512)	$(315)	$(1,476)	$(602)
Adjustments to Net Loss, After Tax (1)	1,536	212	1,477	271
Adjusted Income (Loss) Attributable to Noble Energy (Non-GAAP)	24	(103)	1	(331)

Adjustments to Adjusted Income (Loss) Attributable to Noble Energy
Depreciation, Depletion, and Amortization	503	622	1,031	1,239
Exploration Expense (2)	30	62	54	225
Interest, Net of Amount Capitalized	96	78	183	157
Current Income Tax Expense (3)	34	58	48	65
Deferred Income Tax Benefit (3)	(29)	(120)	(59)	(241)
Adjusted EBITDAX (Non-GAAP)	$658	$597	$1,258	$1,114
(1) See Schedule 5: Reconciliation of Net Loss Attributable to Noble Energy (GAAP) to Adjusted Income (Loss) Attributable to Noble Energy (Non-GAAP).
(2) Represents remaining Exploration Expense after reversal of Adjustments to Net Loss, After Tax, above.
(3) Represents remaining Income Tax Expense (Benefit) after reversal of Adjustments to Net Loss, After Tax, above.

Capital Expenditures
(in millions, unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2017		2016		2017	2016
Organic Capital Expenditures, Attributable to Noble Energy (Accrual Based)	$656	—	$262	—	$1,272	$638
Acquisition Capital	2,495		—		2,818	—
NBLX Funded Capital Expenditures	46		—		106	—
Total Reported Capital Expenditures (Accrual Based)	$3,197		$262		$4,196	$638